 EXHIBIT 99.1

GEE Group Announces Results for the Fiscal 2022 Second Quarter and YTD

Third Consecutive Quarter of Solid Revenue Growth, Gross Profit, Gross Margin, Earnings and Free Cash Flow

Jacksonville, FL, May 16, 2022/ Accesswire – GEE Group Inc. (NYSE American: JOB) (“the Company” or “GEE Group”), a provider of professional staffing services and human resource solutions, today announced results for the fiscal second quarter ended March 31, 2022.  All amounts presented herein are rounded and represent approximations.

2022 Second Quarter and YTD Highlights

•	Revenue for the three and six-month periods ended March 31, 2022, were $39.6 million and $82.5 million, up 14% and 19%, respectively, over the comparable fiscal 2021 periods.

•

Gross profit and gross margin were $14.5 million, or 36.6%, and $30.1 million, or 36.5%, for the three and six-month periods ended March 31, 2022, respectively, both up substantially from the comparable fiscal 2021 periods.

•

Net income for the three and six-month periods ended March 31, 2022, was $1.1 million, or $0.01 per diluted share, and $17.8 million, or $0.15 per diluted share, respectively, up substantially from the net losses reported for the comparable fiscal 2021 periods.

•

Adjusted net income (a non-GAAP financial measure) for the three and six-month periods ended March 31, 2022, was $2.2 million, or $0.02 per diluted share, and $4.9 million, or $0.04 per diluted share, respectively, excluding the effects of non-recurring, non-cash and/or other gain and loss items.

•

Adjusted EBITDA (a non-GAAP financial measure) for the three and six-month periods ended March 31, 2022, was $3.4 million and $7.3 million, up 69% and 31%, respectively, over the comparable fiscal 2021 periods.

•

Free cash flow (a non-GAAP financial measure) for the second quarter and YTD of fiscal year 2022 were $2.0 million and $4.2 million, respectively, up significantly compared with the comparable fiscal 2021 periods.

•	Cash of $14.2 million, borrowing availability on bank ABL of $14.1 million, net working capital of $22.9 million and current ratio of 2.7 as of March 31, 2022.

•	Shareholders’ equity of $98.8 million, net book value per share of $0.87 and net tangible book value per share of $0.22 as of March 31, 2022.

•	During the six-month period ended March 31, 2022, the Company received notification from the SBA that the balance of its remaining PPP loans and accrued interest thereon, $16.8 million, was forgiven.

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Investor Conference Call/Webcast Information

The Company will host a webcast investor conference call on Tuesday, May 17, 2022 at 11 a.m. EDT to review and discuss the 2022 fiscal second quarter and year to date results. Participants should pre-register in advance for the event to view and/or listen via the internet by clicking on the link below to join the conference call/webcast from your laptop, tablet or mobile device. Audio will stream through your selected device, so be sure to have headphones or your volume turned up. The Company’s prepared remarks and updated investor presentation will be posted on its website www.geegroup.com prior to the conference call/webcast. Questions can be submitted via email after the prepared remarks are delivered with management responding real time. A full replay of the investor conference call/webcast will be available at the same link shortly after the conclusion of the live event.

The Audience Event Link for the Conference Call/Webcast is:

Link: https://event.webcasts.com/starthere.jsp?ei=1549029&tp_key=eb0fbc8f5a

A confirmatory email will be sent to each registrant to acknowledge a successful registration.

Discussion of 2022 Second Quarter and YTD Results

Revenues for the three and six-month periods ended March 31, 2022, were $39.6 million, and $82.5 million, up 14% and 19%, respectively, over the comparable fiscal 2021 periods. Contract staffing services contributed $33.7 million and $70.4 million, or 85% of revenue, and direct placement services contributed $5.9 million and $12.0 million, or 15% of revenue for both the three and six-month periods ended March 31, 2022. This compares to contract staffing services of $31.1 million and $62.3 million, or 90% of revenue, respectively, and direct hire placement services of $3.7 million and $7.1 million, or 10% of revenues for both the three and six-month periods ended March 31, 2021. The increase in contract staffing services revenues of $2.6 million and $8.1 million, or 8% and 13%, for the three and six-months ended March 31, 2022, respectively, were primarily attributable to increased demand in our professional contract services markets as the negative effects of COVID-19 lessen and the U.S. economy and workforce continue on recovery paths toward pre-COVID-19 conditions.

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Industrial staffing services revenues were $3.7 million and $7.8 million for the three and six-month periods ended March 31, 2022, respectively, compared with $4.0 million and $9.1 million for the three and six-month periods ended March 31, 2021. The decline of $0.3 million, or 7%, and $1.3 million, or 14%, for the three and six-months ended March 31, 2022, respectively, was mainly due to reoccurrence of adverse conditions associated with COVID-19 variants, which caused disruptions in the industrial markets we serve and resulting in a decrease in demand for our industrial staffing services.

Direct hire placement revenues for the three and six-months ended March 31, 2022, were $5.9 million and $12.0 million, up 61% and 71%, respectively, as compared with $3.7 million and $7.1 million, for the three and six-months ended March 31, 2021.  The increase in demand for the Company’s direct hire services was due to increased employment opportunities and placement orders in our professional services markets, which also coincides with lessening of COVID-19 severity and as the U.S. economy and workforce continue to trend closer to pre-COVID-19 conditions.

Revenues from the combined professional contract staffing and professional direct hire placement services, which is comprised of staffing and solutions in the information technology, engineering, healthcare, and finance, accounting and office specialties, were $35.9 million and $74.7 million, and represented 91% of total revenue for both the three and six-month periods ended March 31, 2022. This compares to $30.7 million and $60.2 million, which represented 88% and 87% of total revenues, respectively, for the three and six-month periods ended March 31, 2021.

Overall gross margins (including direct hire placement services) for the three and six-month periods ended March 31, 2022, were 36.6% and 36.5%, respectively, compared with 31.4% and 33.9% for the three and six-month periods ended March 31, 2021, respectively. Combined professional and industrial contract services gross margins (excluding direct hire placement services) were 25.6% for both the three and six-month periods ended March 31, 2022, respectively, as compared to 23.3% and 26.4% for the three and six-month periods ended March 31, 2021, respectively. The overall improvement in the Company’s combined gross profit margin is largely due to the increases in and a resulting higher mix of direct hire revenues.

Professional contract staffing services gross margins (excluding direct placement services) for the three and six-month periods ended March 31, 2022, were 26.9% and 27.0%, respectively, compared with 25.5% and 25.9% for the three and six-month periods ended March 31, 2021. The improvements in professional contract staffing services gross margins were primarily due to price increases associated with wage increases necessary to attract or retain contract services employees and the resulting increased spreads and margins. The Company’s gross margins also were impacted by shifts in the amounts and mix of business towards higher end markets in terms of billing rates and margins.

Industrial contract staffing services gross margins for the three and six-month periods ended March 31, 2022, were 14.7% and 15.0%, respectively, compared with 8.8% and 29.3% for the three and six-month periods ended March 31, 2021. The industrial contract staffing services gross margins for the three and six-month periods ended March 31, 2021, were materially impacted by charges or credits associated with changes in the estimated amounts of return premiums the Company is eligible to receive under the Ohio Bureau of Workers’ Compensation retrospectively rated insurance program. The industrial services gross margins normalized for the effects of these items were 14.2% and 14.5% for the three and six-month periods ended March 31, 2022, respectively, and 14.2% and 14.9%, for the three and six-month periods ended March 31, 2021.

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Selling, general and administrative expenses (SG&A) for the three and six-month periods ended March 31, 2022, increased $3.0 million and $5.9 million, respectively.  SG&A expenses were 30.9% and 29.8% of revenues for the three and six-month periods ended March 31, 2022, respectively, compared with 26.4% and 26.9% for the three and six-month periods ended March 31, 2021. In addition to overall growth of the business, resulting in additional incentive compensation and bonuses, the increases in SG&A expenses and ratios, were affected by an increase in bad debt expense associated with one of the Company’s light industrial customers ($413,000) and the settlement of a legal matter ($975,000).

Income from operations for both the three and six-month periods ended March 31, 2022, was $1.2 million.  Income from operations for the three and six-month periods ended March 31, 2021, was $637,000 and $2.6 million, respectively.  In addition to the items discussed above under SG&A expenses, income from operations for the six-months ended March 31, 2022, included a non-cash goodwill impairment charge of $2.2 million incurred in the first fiscal 2022 quarter ended December 31, 2021.

Net income for the three and six-month periods ended March 31, 2022, was $1.1 million, or $0.01 per diluted share, and $17.8 million, or $0.15 per diluted share, as compared with net losses of $(1.7) million, or $(0.10) per diluted share, and $(2.1) million, or $(0.12) per diluted share for the three and six-month periods ended March 31, 2021.  Adjusted net income (a non-GAAP financial measure) for the three and six-month periods ended March 31, 2022, was $2.2 million, or $0.02 per diluted share, and $4.9 million, or $0.04 per diluted share.  Adjusted net income excludes the effects of non-recurring, non-cash and/or other gain or loss items, including gains from the forgiveness of PPP loans. (See Net Income (Loss) to non-GAAP adjusted Net Income (Loss) reconciliation, which is attached to and forms part of this press release).

Adjusted earnings before interest, taxes, depreciation, amortization, noncash stock and stock option expenses, acquisition, integration and restructuring expenses and gain on extinguishment of debt and other gains and losses (adjusted EBITDA, a non-GAAP financial measure) for the three and six-month periods ended March 31, 2022 was  $3.4 million and $7.3 million, up 69% and 31%, respectively, as compared with $2.0 million and $5.6 million for the three and six-month periods ended March 31, 2021.  (See Net Income (Loss) to non-GAAP adjusted EBITDA reconciliation, which is attached to and forms part of this press release).

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Free cash flow (a non-GAAP financial measure) comprised of net cash flow from operating activities, less capital expenditures was $2.0 million and $4.2 million for the three and six-month periods ended March 31, 2022, respectively, and $139,000 and $184,000 for the three and six-month periods ended March 31, 2021, respectively. The substantial improvement in free cash flow is mainly due to the elimination of the Company’s former high-cost debt following its recently completed financial restructuring. (See Cash Flow from Operating Activities to non-GAAP Free Cash Flow reconciliation, which is attached to and forms part of this press release).

During the six-month period ended March 31, 2022 (and fiscal 2022 first quarter ended December 31, 2021) the Company received forgiveness of four remaining PPP loans and accrued interest to GEE Group Inc. and its BMCH, Inc., SNI Companies, Inc. and Triad Personnel Services, Inc. operating subsidiaries, in the aggregate amount of $16.8 million, from the U.S. Small Business Administration (“SBA”) resulting in recognition of corresponding gains on the extinguishment of debt.  During the three and six-month periods ended March 31, 2021, the PPP loan and accrued interest to Company-subsidiary, Scribe Solutions, Inc., plus accrued interest, in the aggregate amount of $279,000, was forgiven by the SBA.

Management Comments

Derek E. Dewan, Chairman and Chief Executive Officer of GEE Group, commented, "The Company's financial results for the fiscal 2022 second quarter were strong, once again. This marks the third consecutive quarter of solid revenue growth, accompanied by strong margins and earnings performance and free cash flow since completion of our recent financial restructuring. GEE Group is now demonstrating its ability to generate substantial liquidity and cash earnings from operations on a consistent basis.  So far in fiscal 2022, we have generated $4.2 million in free cash flow.  At March 31, 2022, we had cash on hand of $14.2 million, plus availability under our bank ABL facility of $14.1 million.  Our current performance and growing liquidity offer us significant advantages towards meeting future opportunities and challenges.”

Mr. Dewan added, "As we are now in the second half of fiscal 2022, GEE Group also is able to meet the increasing demand for both direct hire and contract workers, by leveraging our core strength of outstanding client service while assimilating flexible employee work arrangements and enhanced technology into our service delivery platforms. The Company will continue to recruit and deploy the best talent to fulfill our customers' needs.  We are adapting well to the "new normal" that has emerged from the effects of the coronavirus pandemic and changed the way our country works. Moreover, we expect continuing and growing opportunities as the robust use of a flexible, on-demand work force to meet the needs of corporate America remains strong. This bodes well for the Company and the staffing industry as a whole.”

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Additional Information to Consider in Conjunction with the Press Release

The aforementioned 2022 Second Quarter and Year to Date Highlights should be read in conjunction with all of the financial and other information included in GEE Group's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Forms 8-K and 8-K/A, Registration Statements and Amendments on Forms S-1 and S-3, and Information Statements on Schedules 14A & 14C, filed with the SEC, the discussion of financial results in this press release, and the information included herein regarding the use of non-GAAP financial measures and the related schedules attached hereto which reconcile the related items prescribed by accounting principles generally accepted in the United States (“GAAP”) to the non-GAAP financial information.

Use of Non-GAAP Financial Measures

The Company discloses certain non-GAAP financial measures in this press release, including Adjusted Net Income, EBITDA, Adjusted EBITDA and Free Cash Flow.  Management and the board of directors use and refer to these non-GAAP financial measures internally as a supplement to GAAP financial information for purposes of evaluating operating performance, financial planning purposes, establishing operational and budgetary goals, compensation plans, analysis of debt service capacity, capital expenditure planning and determining working capital needs; and also believe that these are useful financial measures used by investors.

Non-GAAP Adjusted Net Income (Loss) is defined as Net Income (Loss) adjusted for non-cash stock compensation expenses, acquisition, integration, restructuring and other non-recurring expenses, capital markets-related expenses, gains or losses on extinguishment of debt and noncash goodwill impairment charges.  Non-GAAP EBITDA is defined as Net Income (Loss) before interest, taxes, depreciation and amortization.  Non-GAAP Adjusted EBITDA is defined as EBITDA, adjusted for the same items as Adjusted Net Income (Loss).   Non-GAAP Free Cash Flow is defined as Cash Flow from Operating Activities, less capital expenditures.  Non-GAAP Adjusted Net Income (Loss), EBITDA, Adjusted EBITDA and Free Cash Flow are not terms defined by GAAP and, as a result, the Company's measure of them might not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flow that either excludes or includes   amounts that are not normally excluded or included, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above should be considered in addition to, and not as substitutes for, nor as being superior to Net Income (Loss) reported in the Consolidated Statements of Income, cash and cash flows reported in the Consolidated Statements of Cash Flows, or other measures of financial performance, as reflected on the Company's consolidated financial statements prepared in accordance with U.S. GAAP included in Form 10-K and Form 10-Q for their respective periods filed with the SEC, which should be read and referred to in order to obtain a comprehensive and thorough understanding of the Company's financial results. The reconciliations of Net Income (Loss) to non-GAAP Adjusted Net Income, Net Income (Loss) to EBITDA and Adjusted EBITDA, and Cash Flows from Operating Activities to Free Cash Flows referred to in the highlights or elsewhere in this press release are provided in the following schedules that also form a part of this press release.

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Reconciliation of Net Income (Loss) to
Non-GAAP Adjusted Net Income (Loss)
Three-month Periods Ended March 31,
(In thousands)
	2022	2021
Net income (loss)	$1,087	$(1,735)
Non-cash stock compensation	152	293
Settlement of legal matter	975	0
Gains on PPP loans forgiven	0	(279)
Acquisition, integration & restructuring	30	26
Other losses (gains)	0	(46)
Non-GAAP adjusted net income (loss)	$2,244	$(1,741)

Reconciliation of Net Income (Loss) to
Non-GAAP Adjusted Net Income (Loss)
Six-month Periods Ended March 31,
(In thousands)
	2022	2021
Net income (loss)	$17,755	$(2,050)
Non-cash stock compensation	299	604
Gains on PPP loans forgiven	(16,773)	(279)
Non-cash goodwill impairment charge	2,150	0
Settlement of legal matter	975	0
Severance agreement	509	0
Acquisition, integration & restructuring	47	193
Other losses (gains)	0	(36)
Non-GAAP adjusted net income (loss)	$4,962	$(1,568)

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Reconciliation of Net Income (Loss) to
Non-GAAP EBITDA and Adjusted EBITDA
Three-month Periods Ended March 31,
(In thousands)
	2022	2021
Net income (loss)	$1,087	$(1,735)
Interest expense	98	2,534
Income taxes	(8)	117
Depreciation	94	77
Amortization	1,015	1,015
Non-GAAP EBITDA	2,286	2,008
Non-cash stock compensation	152	293
Settlement of legal matter	975	0
Gains on PPP loans forgiven	0	(279)
Acquisition, integration & restructuring	30	30
Other losses (gains)	0	(14)
Non-GAAP adjusted EBITDA	$3,443	$2,038

Reconciliation of Net Income (Loss) to
Non-GAAP EBITDA and Adjusted EBITDA
Six-month Periods Ended March 31,
(In thousands)
	2022	2021
Net income (loss)	$17,755	$(2,050)
Interest expense	205	5,220
Income taxes	(37)	(277)
Depreciation	180	150
Amortization	2,029	2,059
Non-GAAP EBITDA	20,132	5,102
Non-cash stock compensation	299	604
Gains on PPP loans forgiven	(16,773)	(279)
Non-cash goodwill impairment charge	2,150	0
Settlement of legal matter	975	0
Severance agreement	509	0
Acquisition, integration & restructuring	47	193
Other losses (gains)	0	(36)
Non-GAAP adjusted EBITDA	$7,339	$5,584

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Reconciliation of Net Cash from Operating Activities to
Non-GAAP Free Cash Flow
Three-month Periods Ended March 31,
(In thousands)
	2022	2021
Net cash provided by operating activities	$2,119	$149
Acquisition of property and equipment	(71)	(10)
Free Cash Flow	$2,048	$139

Reconciliation of Net Cash from Operating Activities to
Non-GAAP Free Cash Flow
Six-month Periods Ended March 31,
(In thousands)
	2022	2021
Net cash provided by operating activities	$4,383	$196
Acquisition of property and equipment	(155)	(12)
Free Cash Flow	$4,228	$184

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GEE GROUP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(In Thousands)
	March 31,	September 30,
	2022	2021

ASSETS
CURRENT ASSETS:
Cash	$14,175	$9,947
Accounts receivable, less allowances ($ and $, respectively)	21,199	23,070
Prepaid expenses and other current assets	817	668
Total current assets	36,192	33,685
Property and equipment, net	1,060	765
Goodwill	61,293	63,443
Other intangible assets, net	12,725	14,754
Right-of-use assets	3,522	3,920
Other long-term assets	831	1,022
TOTAL ASSETS	$115,623	$117,589

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,697	$2,257
Accrued compensation	5,824	6,413
Current Paycheck Protection Program loans	-	16,741
Short-term portion of term loan, net of discount	-	-
Current operating lease liabilities	1,612	1,681
Other current liabilities	4,138	4,065
Total current liabilities	13,271	31,159
Deferred taxes	482	591
Noncurrent operating lease liabilities	2,498	3,006
Other long-term liabilities	549	2,066
Total long-term liabilities	3,529	5,662

Commitments and contingencies

SHAREHOLDERS' EQUITY
Common stock, no par value; authorized - 200,000 shares; issued and outstanding - 114,100
shares at March 31, 2022 and 114,100 shares at September 30, 2021	111,715	111,416
Accumulated deficit	(12,892)	(30,648)
Total shareholders' equity	98,823	80,768
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$115,623	$117,589

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GEE GROUP INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In Thousands, Except Per Share Data)
	Three Months Ended March 31,		Six Months Ended March 31,
	2022	2021	2022	2021

NET REVENUES:
Contract staffing services	$33,745	$31,063	$70,429	$62,311
Direct hire placement services	5,884	3,655	12,047	7,050
NET REVENUES	39,629	34,718	82,476	69,361

Cost of contract services	25,115	23,810	52,380	45,873
GROSS PROFIT	14,514	10,908	30,096	23,488

Selling, general and administrative expenses	12,228	9,179	24,587	18,665
Depreciation expense	94	77	180	150
Amortization of intangible assets	1,015	1,015	2,029	2,059
Goodwill impairment charge	-	-	2,150	-
INCOME FROM OPERATIONS	1,177	637	1,150	2,614
Gain on extinguishment of debt	-	279	16,773	279
Interest expense	(98)	(2,534)	(205)	(5,220)
INCOME (LOSS) BEFORE INCOME TAX PROVISION	1,079	(1,618)	17,718	(2,327)
Provision for income tax expense (benefit)	(8)	117	(37)	(277)
NET INCOME (LOSS)	$1,087	$(1,735)	$17,755	$(2,050)

BASIC INCOME (LOSS) PER SHARE	$0.01	$(0.10)	$0.16	$(0.12)
DILUTED INCOME (LOSS) PER SHARE	0.01	(0.10)	0.15	(0.12)
WEIGHTED AVERAGE NUMBER OF SHARES:
BASIC	114,100	17,667	114,100	17,667
DILUTED	115,642	17,667	115,592	17,667

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About GEE Group

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR). Additionally, the Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes.

Forward-Looking Statements Safe Harbor

In addition to historical information, this press release contains statements relating to possible future events and/or future results (including results of business operations, certain projections, future financial condition, pro forma financial information, and business trends and prospects) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995 and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not strictly historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain, or are prefaced by, words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," "pro forma", "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are no t guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified.  Consequently, as a result these and other factors, the Company's actual results may differ materially from those expressed or implied by such forward-looking statements.

The international pandemic, the "Novel Coronavirus" ("COVID"-19), has been detrimental to and continues to negatively impact and disrupt the Company's business operations. The health outbreak has caused a significant negative effect on the global economy, employment in general including the lack of demand for the Company's services which is exacerbated by government and client directed "quarantines", "remote working", "shut-downs" and "social distancing". While incidences of COVID-19 have generally subsided since its initial outbreak, there continue to be signs of the virus, including emergence of variants of the original strain. Therefore, there is no assurance that conditions will continue to improve and could worsen and further negatively impact GEE Group. Certain other factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism, industrial accidents, or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company including the failure to repay indebtedness or comply with lender covenants including the lack of liquidity to support business operations and the inability to refinance debt, failure to obtain necessary financing or the inability to access the capital markets and/or obtain alternative sources of capital; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and sales people; (xii) the Company's failure to recruit qualified candidates to provide to clients as temporary workers under contract or for full-time hire; (xiii) the adverse impact of geopolitical events, government mandates, natural disasters or health crises, force majeure occurrences, global pandemics (such as “COVID-19” referred to above), or other harmful viral or non-viral rapidly spreading diseases; and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC).

More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise, or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

GEE Group Inc.

Kim Thorpe

904.512.7504

invest@genp.com

SOURCE: GEE Group Inc.

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